Exhibit 99.6

Customer FAQs	Dell to Acquire Quest Software

1.	What is Quest announcing?

On June 30, 2012, Dell and Quest Software signed a definitive agreement for Dell to acquire Quest, an award-winning IT management software provider offering a broad selection of solutions that solve the most common and most challenging IT problems.

2.	Why is Dell acquiring Quest?

Quest is attractive to Dell for a variety of reasons:

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Dell is committed to expanding its software focus. Earlier this year, Dell formed a dedicated Software Group focused on broadening its software capabilities and providing greater innovation and organizational support to create a more competitive position in delivering end-to-end IT solutions to customers.

•	Quest will serve as the foundation to Dell’s growing software business and aligns with Dell’s software strategy and capabilities in systems management and security.

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The two companies have worked together successfully since 2004. By combining our unmatched solutions and breadth of industry knowledge, we have helped more than 100,000 customers across the globe resolve the most common and challenging IT infrastructure issues.

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Quest’s family of software solutions and key technologies are strongly aligned with Dell’s software strategy. The acquisition provides critical components to expand Dell’s software capabilities in systems management, security, data protection and workspace management.

3.	As a Quest customer what will this acquisition offer me?

Quest and Dell share a common, unwavering commitment to their customers and partners. Solving our customer’s most challenging problems requires great solutions and great execution. Combining Quest’s expertise with Dell’s enterprise product line will help ensure that you have access to differentiated, complete and valuable solution offering.

4.	What additional background can you provide me on Dell’s commitment to being a viable player in the software market?

Dell’s Software Group is focused on building its ability to execute in several strategic areas critical to its customers. The combination of strong internal development capabilities in hardware, software and services gives Dell the ability to serve the largest possible group of customers within the $3 trillion technology industry.

Michael Dell, chairman and CEO of Dell commented recently, “The addition of software, both within the Software Group and across all of Dell, will help catalyze our transformation. As software will be a part of all of our products and services, the group’s success will be largely be measured by the success of Dell overall.”

5.	What value does this deal bring to existing Quest customers?

The benefits of a combined Dell and Quest offering will be significant. Dell has a powerful solution portfolio, extensive resources and a top brand.

Customer FAQs	Dell to Acquire Quest Software

6.	I am an existing Quest customer and want to buy Dell products – what should I do?

Customers should contact their Quest and Dell Partner Account Manager for their separate products. Until the deal closes, the two companies will continue to operate separately.

7.	I am an existing Quest customer, where should I go for Technical Support?

Customers should continue to contact Quest for customer support at: https://support.quest.com/Default.aspx

8.	Where can I get more information on this acquisition?

Quest customers can get more information from their Quest Account Manager.

9.	Where can I get more information on Dell products?

You can get more information on Dell products at:

http://accessories.us.dell.com/sna/category.aspx?c=us&category_id=4020&cs=555&l=en&s=biz&~ck=mn

10.	When will I learn more about the progress on this announcement?

Today is the beginning of the process and the acquisition is subject to standard closing conditions. We will update you with more information as appropriate.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) an amended proxy statement and intends to furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, QUEST’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Quest with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Quest by contacting Quest’s Investor Relations by telephone at (949) 754-8000, or by mail at Quest Software, Inc., 5 Polaris Way, Aliso Viejo, California 92656, Attention: Investor Relations, or by going to Quest’s Investor Relations page on its corporate website at www.quest.com.

Participants in the Solicitation

Quest and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Quest in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the amended proxy statement described above. Additional information regarding these directors and executive officers is included in Quest’s amended Annual Report on Form 10-K/A, which was filed with the SEC on April 30, 2012.

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